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                         INDEPENDENT AUDITORS' CONSENT


    We consent to the use in this Amendment No. 3 to Registration Statement No. 333-18539 of Total Control Products, Inc. on Form S-1 of our report dated August 28, 1995 appearing in the Prospectus, which is part of this Registration Statement.


    We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP


Cincinnati, Ohio
March 7, 1997